                                                                   Exhibit 99.4
                              THE BERLIN CITY BANK

                   9 MAIN STREET, BERLIN, NEW HAMPSHIRE 03570

                             PROXY FOR COMMON STOCK
P
R          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
O
X
Y    The undersigned hereby appoints William J. Woodward and David J. O'Connor and each of them, proxies with full power of substitution to vote for and on behalf of the undersigned at the Special Meeting in Lieu of the Annual Meeting of Stockholders of The Berlin City Bank ("BCB"), to be held at the Town & Country Motor Inn, Route 2, Shelburne, New Hampshire, on Tuesday, September 23, 1997, at 2:00 p.m., and at any adjournment or postponement thereof, hereby granting full power and authority to act on behalf of the undersigned at said meeting or any adjournment or postponement thereof. The undersigned hereby revokes any proxy previously given in connection with such meeting and acknowledges receipt of BCB's Notice of Special Meeting in Lieu of the Annual Meeting of Stockholders and Joint Proxy Statement/Prospectus and BCB's 1996 Annual Report to Stockholders.

                  CONTINUED, AND TO BE SIGNED, ON REVERSE SIDE

|X|Please mark votes as in this example.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO INSTRUCTION IS INDICATED WITH RESPECT TO PROPOSALS 1, 2, 3, OR 4 BELOW, THE UNDERSIGNED'S VOTES WILL BE CAST "FOR" EACH OF SUCH MATTERS. PLEASE SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

1. Proposal to authorize BCB to petition the New Hampshire Bank Commissioner for approval of a Plan of Reorganization, dated September 23, 1997, by and among The Berlin City Bank, Northway Financial, Inc., and Berlin Interim Trust Company (the "BCB Reorganization Plan"), as more fully described in the accompanying Joint Proxy Statement/Prospectus.

          [ ] FOR    [ ]  AGAINST    [ ]  ABSTAIN

2. Proposal to ratify the BCB Reorganization Plan upon receipt of approval of the New Hampshire Bank Commissioner, as more fully described in the accompanying Joint Proxy Statement/Prospectus.

          [ ] FOR    [ ]  AGAINST    [ ]  ABSTAIN

3. Proposal to approve the Agreement and Plan of Merger, dated as of March 14, 1997, by and among The Berlin City Bank, Northway Financial, Inc., Pemi Bancorp, Inc., and Pemigewasset National Bank, all as more fully described in the accompanying Joint Proxy Statement/Prospectus.

          [ ] FOR    [ ]  AGAINST    [ ]  ABSTAIN

4. Proposal to elect Arnold P. Hanson, Jr., as Director of The Berlin City Bank for a two-year term to continue to the 1999 Annual Meeting of Stockholders, and Peter H. Bornstein, Randall G. Labnon, and Brien L. Ward as Directors of The Berlin City Bank for three-year terms to continue until the 2000 Annual Meeting of Stockholders, and until the successor of each is duly elected and qualified.

          [ ] FOR    [ ]  WITHHOLD   [ ] WITHHOLD AS TO
                          FROM ALL                      -----------------------
                                                        [Insert name(s) above]

5. Such other business as may properly come before the meeting or any adjournments or postponements thereof.


For joint accounts, each owner
should sign.                      Signature:                      Date
                                            ---------------------     ---------
Executors, administrators,
trustees, corporate officers,
and others acting in a
representative capacity
should give full title
or authority.                     Signature:                      Date
                                            ---------------------     ---------